EXHIBIT 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
06/08/05	Investors: Mary Kay Shaw, 630-623-7559
Media: Anna Rozenich, 630-623-7316

McDONALD'S REPORTS MAY GLOBAL COMPARABLE SALES

Global comparable sales increased 1.8% in May, 3.7% year-to-date
U.S. comparable sales up 4.2% in May, 4.9% year-to-date

OAK BROOK, IL - McDonald's Corporation announced today that global Systemwide sales for McDonald's restaurants increased 5.9% in May, or 2.9% in constant currencies.
McDonald's Chief Executive Officer Jim Skinner commented, "Our global alignment around our customer-centered Plan to Win continues to deliver solid results with comparable sales for McDonald's restaurants worldwide up 1.8% in May - our 25th consecutive month of positive global comparable sales increases.
"Our U.S. business once again posted strong results, with comparable sales up 4.2% for the month. Expanded menu choice and variety, like our new Fruit & Walnut Premium Salad, and more convenient service hours contributed to this performance. We’ll continue to focus on combined initiatives to further enhance the customer experience.
"In Europe, comparable sales declined 1.4% in May. As previously reported, the business climate remains challenging in the United Kingdom and Germany. We continue to work our Plan to Win and are confident that it will build momentum over time. In Germany, our aggressive action plan is beginning to gain traction with customers responding to relevant menu offerings like the popular Big Tasty hamburger and our Ein Mal Eins branded affordability platform, which features 11 items for 1 euro each.
"In Asia/Pacific, Middle East and Africa comparable sales were down 0.6%, as positive results in Australia were negatively offset by performance in Japan.
"Looking ahead, we will continue to direct our efforts toward maintaining our momentum in the U.S. and strengthening our performance around the world.

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We remain singularly focused on providing a great McDonald’s experience to customers each and every time."

May Comparable Sales
	Month-to-Date		Year-to-Date
Percent Increase/ (Decrease)	2005	2004	2005	2004
McDonald’s Restaurants*	1.8	7.4	3.7	9.2
Major Segments:
U.S.	4.2	7.9	4.9	12.6
Europe	(1.4)	4.6	1.2	4.1
APMEA**	(0.6)	11.1	3.5	7.2

May Systemwide Sales
	Month-to-Date		Year-to-Date
	As	In Constant	As	In Constant
Percent Increase	Reported	Currency	Reported	Currency
McDonald’s Restaurants*	5.9	2.9	7.3	4.7
Major Segments:
U.S.	4.9	4.9	5.6	5.6
Europe	5.4	0.1	8.5	2.8
APMEA**	6.2	0.9	7.9	4.9

*	Excludes non-McDonald’s brands
**	Asia/Pacific, Middle East and Africa

Definitions

Comparable sales represent sales at all McDonald's restaurants in operation at least thirteen months, excluding the impact of currency translation. Management reviews the increase or decrease in comparable sales compared with the same period in the prior year to assess business trends.

Information in constant currency is calculated by translating current year results at prior year average exchange rates.

Systemwide sales include sales at all McDonald's restaurants, including those operated by the Company, franchisees and affiliates. Management believes Systemwide sales information is useful in analyzing the Company's revenues because franchisees and affiliates pay rent, service fees and/or royalties that generally are based on a percent of sales with specified minimum rent payments.

Upcoming Communications
McDonald's plans to release June sales information before the market opens on July 15, 2005.
      McDonald's is the leading global foodservice retailer with more than 30,000 local restaurants in more than 100 countries. Approximately 70% of McDonald's restaurants

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worldwide are owned and operated by independent, local businessmen and women. Please visit our website at www.mcdonalds.com to learn more about the Company.

Forward-Looking Statements
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements is detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports.

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